Exhibit 99.1

Contacts:

Media	Ryan Houck	904-357-9134

Investors	Mickey Walsh	904-357-9162

RYAM Raises $250 Million of Debt to Refinance its 2024 Notes, Improving Financial Position to Support Future Growth Opportunities

Successful financing transaction creates greater financial flexibility and valuable optionality supporting the execution of RYAM’s strategic priorities and shareholder value creation

JACKSONVILLE, Fla., July 20, 2023 – Rayonier Advanced Materials Inc. (NYSE: RYAM) (“RYAM”), a global leader in the production of high-purity cellulose specialties and other sustainable materials, is pleased to announce that it has obtained $250 million in aggregate principal amount of secured term loan financing (the “Term Loan”) from funds managed by Oaktree Capital Management, L.P. (“Oaktree”). The proceeds from the Term Loan, along with approximately $85 million in balance sheet cash, will be used to redeem the remaining $318 million in aggregate principal amount of RYAM’s existing 2024 senior unsecured notes and to pay fees and expenses associated with the transactions. The Term Loan will mature on July 20, 2027.

“We are pleased to have completed this important financing step for RYAM, which strengthens our capital structure and preserves the flexibility to execute our long-term business strategy,” said De Lyle Bloomquist, RYAM’s President and Chief Executive Officer. “Importantly, this new debt structure allows us to meet our obligations while also providing the flexibility to deleverage and to opportunistically make strategic investments that will fuel the growth of our biomaterials business.”

“We were able to partially offset the impact of the higher interest rate by reducing our overall debt balance, and we will augment this action with the expected benefits from the strategic projects that will come online by 2024 and the targeted increased labor productivity derived from improved operating reliability. This successful financing transaction reinforces our commitment to creating long-term value for our shareholders and further establishes RYAM as a leader in the sustainable materials sector.”

Brook Hinchman, Managing Director at Oaktree, added “Oaktree is delighted to partner with RYAM and facilitate the refinancing of the company’s senior unsecured notes. RYAM’s demonstrated market leadership within specialty cellulose combined with management’s relentless focus on balance sheet optimization give us tremendous confidence as investors in the company. We appreciate the opportunity to work with De Lyle and the full RYAM team to accelerate growth, especially around sustainable biomaterials and biofuels in the clean energy transition.”

Goldman Sachs & Co. LLC served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal counsel to RYAM on this transaction. RBC Capital Markets, LLC served as financial advisor and Sullivan & Cromwell LLP served as legal counsel to Oaktree in this transaction. Additional details of the transaction will be issued in a Form 8-K filed with the SEC.

About RYAM

RYAM is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly used in the production of filters, food, pharmaceuticals, and other industrial applications. The Company also manufactures products for paper and packaging markets. With manufacturing operations in the U.S., Canada, and France, RYAM employs approximately 2,500 people and generated $1.7 billion of revenues in 2022. More information is available at www.RYAM.com.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal, or other outcomes, including business and market conditions, outlook, and other similar statements relating to RYAM’s or future or expected events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “anticipate,” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events, and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained. It is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. RYAM assumes no obligation to update these statements except as is required by law.

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